In Effect as of February 1, 2021	EXHIBIT 21.1

Legal Entity	Jurisdiction

COGENT COMMUNICATIONS HOLDINGS, INC.	(Delaware)
subsidiaries:
COGENT COMMUNICATIONS GROUP, INC.	(Delaware)
COGENT COMMUNICATIONS, INC.	(Delaware)
COGENT COMMUNICATIONS OF CALIFORNIA, INC.	(Delaware)
COGENT AFRICAONE, LLC	(Delaware)
COGENT AFRICATWO, LLC	(Delaware)
COGENT IH, LLC	(Delaware)
COGENT WG, LLC	(Delaware)
COGENT RB, LLC	(Delaware)
COGENT TW, LLC	(Delaware)
COGENT COMMUNICATIONS OF D.C., INC.	(Delaware)
COGENT COMMUNICATIONS OF FLORIDA, INC.	(Delaware)
COGENT COMMUNICATIONS OF MARYLAND, INC.	(Delaware)
COGENT COMMUNICATIONS OF TEXAS USA, INC.	(Delaware)

COGENT CANADA, INC.	(Nova Scotia)
CCM COMMUNICATIONS S. de R.L. de C.V.	(Mexico)
COGENT ARGENTINA S.R.L.	(Argentina)
COGENT BRASIL HOLDINGS LTDA.	(Brazil)
COGENT BRASIL TELECOMUNICAÇÕES LTDA.	(Brazil)
COGENT COMMUNICATIONS CHILE LIMITADA	(Chile)
COGENT COLOMBIA S.A.S.	(Colombia)
COGENT PERU S.R.L.	(Peru)

COGENT COMMUNICATIONS AUSTRALIA PTY LTD	(Australia)
COGENT COMMUNICATIONS HONG KONG LIMITED	(Hong Kong)
COGENT JAPAN G.K.	(Japan)
COGENT KOREA, LLC	(South Korea)
COGENT NEW ZEALAND LIMITED	(New Zealand)
COGENT INTERNET SINGAPORE PTE. LTD.	(Singapore)
COGENT TAIWAN LIMITED	(Taiwan)
COGENT SOUTH AFRICA PTY. LTD.	(South Africa)
COGENT COMMUNICATIONS TANZANIA LIMITED	(Tanzania)

COGENT EUROPE, S.À.R.L.	(Luxembourg)
COGENT ALBANIA SH.P.K.	(Albania)
COGENT COMMUNICATIONS BELGIUM SPRL	(Belgium)
COGENT COMMUNICATIONS BULGARIA EOOD	(Bulgaria)
COGENT INTERNET d.o.o.	(Croatia)
COGENT COMMUNICATIONS CZECH REPUBLIC, s.r.o.	(Czech Republic)
COGENT COMMUNICATIONS DENMARK ApS	(Denmark)
COGENT COMMUNICATIONS ESTONIA, OÜ	(Estonia)
COGENT COMMUNICATIONS FINLAND OY	(Finland)
COGENT COMMUNICATIONS FRANCE, SAS	(France)
C.C.D. COGENT COMMUNICATIONS DEUTSCHLAND GMBH (this entity has branch operations in Austria and Sweden)	(Germany)
COGENT HELLAS INTERNET SERVICES SOLE MEMBER LLC	(Greece)
COGENT COMMUNICATIONS HUNGARY, KFT.	(Hungary)
CCE COGENT INTERNET SERVICES LIMITED	(Ireland)
COGENT COMMUNICATIONS ITALIA S.R.L.	(Italy)
COGENT LATVIA SIA	(Latvia)
COGENT LITHUANIA UAB	(Lithuania)

COMPANY FOR INTERNET SERVICES COGENT MACEDONIA DOOEL SKOPJE	(Macedonia)
Î.C.S. COGENT INTERNET MLD S.R.L.	(Moldova)
COGENT COMMUNICATIONS MONTENEGRO d.o.o.	(Montenegro)
COGENT COMMUNICATIONS NETHERLANDS B.V.	(The Netherlands)
COGENT MANAGEMENT BV	(The Netherlands)
COGENT NORWAY AS	(Norway)
COGENT COMMUNICATIONS POLAND Sp. zo. o.	(Poland)
COGENT COMMUNICATIONS PORTUGAL, LDA.	(Portugal)
COGENT COMMUNICATIONS ROMANIA SRL	(Romania)
COGENT SERB d.o.o. BEOGRAD	(Serbia)
COGENT COMMUNICATIONS SLOVAKIA s.r.o.	(Slovak Republic)
COGENT ADRIA, KOMUNIKACIJE , d.o.o.	(Slovenia)
COGENT COMMUNICATIONS ESPAÑA S.L.	(Spain)
COGENT INTERNET SWITZERLAND LLC	(Switzerland)
COGENT COMMUNICATIONS INTERNET SERVICES LLC	(Turkey)
TOV COGENT COMMUNICATIONS UKRAINE	(Ukraine)
COGENT COMMUNICATIONS UK LTD	(United Kingdom)